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                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                                  eSpeed, Inc.

                                       and

                           The Investors Named Herein



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
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                                TABLE OF CONTENTS

ARTICLE I DEMAND REGISTRATIONS....................................................................................3
   1.1    Requests for Registration...............................................................................3
   1.2    Number of Demand Registrations; Expenses................................................................4
   1.3    Effective Registration Statement........................................................................4
   1.4    Priority on Demand Registrations........................................................................5
   1.5    Selection of Underwriter................................................................................5
   1.6    Limitations, Conditions and Qualifications to Obligations for a Demand Registration.....................5
ARTICLE II SHELF REGISTRATIONS....................................................................................5
   2.1    Shelf Registration......................................................................................5
   2.2    Expenses................................................................................................7
   2.3    Effective Registration Statement........................................................................7
   2.4    Limitations, Conditions and Qualifications to Obligations for a Shelf Registration......................7
ARTICLE III PIGGYBACK REGISTRATIONS...............................................................................7
   3.1    Right to Piggyback......................................................................................7
   3.2    Piggyback Expenses......................................................................................8
   3.3    Priority on Primary Registrations.......................................................................8
   3.4    Priority on Secondary Registrations.....................................................................8
ARTICLE IV HOLDBACK AGREEMENTS....................................................................................9
ARTICLE V REGISTRATION PROCEDURES.................................................................................9
ARTICLE VI REGISTRATION EXPENSES.................................................................................12
   6.1    Registration Expenses..................................................................................12
   6.2    Holders' Expenses......................................................................................13
ARTICLE VII UNDERWRITTEN AND OTHER OFFERINGS.....................................................................13
   7.1    Underwriting Agreement.................................................................................13
   7.2    Obligations of Participants............................................................................13
ARTICLE VIII INDEMNIFICATION.....................................................................................13
   8.1    Company's Indemnification Obligations..................................................................13
   8.2    Holder's Indemnification Obligations...................................................................14
   8.3    Notices; Defense; Settlement...........................................................................15
   8.4    Indemnity Provision....................................................................................16
ARTICLE IX DEFINITIONS...........................................................................................16
   9.1    Terms..................................................................................................16
   9.2    Defined Terms in Corresponding Sections................................................................18
ARTICLE X MISCELLANEOUS..........................................................................................19
   10.1   Amendments and Waivers.................................................................................19
   10.2   Notices................................................................................................19
   10.3   Headings...............................................................................................20
   10.4   Gender.................................................................................................20
   10.5   Invalid Provisions.....................................................................................20
   10.6   Governing Law; Forum; Process..........................................................................20

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
   10.7   Counterparts...........................................................................................21
   10.8   Binding Effect; Assignment; Entire Agreement...........................................................21
ARTICLE XI RULE 144 REPORTING....................................................................................21
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                                       ii
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                  REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of
September 22, 2000, by and among eSpeed, Inc., a Delaware corporation (the
"Company"), and EIP Holdings, LLC, a Delaware limited liability company (the
"LLC"), those members of the LLC that may from time to time execute a counterpart copy of this Agreement (the "EIP Members" and together with the LLC, the "Original Investors"), and such other transferees of the Original Investors that otherwise execute a joinder agreement and become a party hereto
(collectively with the Original Investors, the "Investors"). All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in Section 9 of this Agreement.

                                    RECITALS

                  WHEREAS, the Company desires to grant to the Investors registration rights with respect to the shares (the "Shares") of Class A Common
Stock underlying the warrants to purchase shares of Class A Common Stock (the
"Warrants") issuable upon conversion or redemption of the Company's Series A
Convertible Preferred Stock and Series B Convertible Preferred Stock (the
"Preferred Stock"), on the terms and subject to the conditions set forth herein.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                              DEMAND REGISTRATIONS

                  1.1 Requests for Registration . Subject to Sections 1.2 and 1.3 hereof, Original Investors may request, in writing, registration under the Securities Act of all or part of their Registrable Securities if the Registrable Securities so requested to be registered have an aggregate market value (based on the average closing price of the Class A Common Stock on The
Nasdaq Stock Market, or such other exchange on which the Class A Common Stock shall then be traded, for the 10 trading days immediately preceding such request) equal to at least either (i) $100.0 million or (ii) 15% of the Public
Float of the Class A Common Stock, but in no event less than $50.0 million (the
"Minimum Dollar Amount"). Within 15 days after receipt of any such request, the Company will give written notice of such request to all other Investors and to other persons holding piggyback registration rights entitling them to have securities of the Company included within such registration ("Other Holders").
Thereafter, the Company will use all reasonable best efforts to promptly effect the registration under the Securities Act (i) on Form S-1 or any similar long-form registration statement (a "Long-Form Registration") or (ii) on Form
S-3 or any similar short-form registration statement (a "Short-Form
Registration") if the Company qualifies to effect a Short-Form Registration, and will include in such registration all Registrable Securities and securities of the Company held by the Other Holders with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice, subject to the provisions of Section 1.4. All registrations initiated by the Original Investors pursuant to this Section 1.1 are referred to herein as "Demand Registrations". The Company shall not be required to effect any Demand Registration requested by the Original Investors if: (a) within the 24 months preceding the receipt by the Company of such request, the Company has filed and has had declared effective by the Commission a Registration Statement pursuant to this Section
1.1 or has filed and has had declared effective by the Commission another Registration Statement with respect to an underwritten offering to which the Piggyback Registration rights set forth in Article III hereof apply and the Original Investors had an opportunity to include all the shares requested to be included in such Registration Statements, (b) the initiating Original Investors may then sell the Registrable Securities requested to be included in such Demand Registration without registration under the Securities Act, pursuant to the exemption provided by (i) Rule 144(k) under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission, or (c) the Company is unable to engage a nationally recognized firm of investment bankers that is prepared to act as lead managing Underwriter in connection with the offering of the Registrable Securities pursuant to such Demand Registration after using reasonable best efforts to engage such a firm on customary terms and conditions.

                  1.2 Number of Demand Registrations; Expenses . Subject to Sections 1.1 and 1.3 hereof, the Original Investors shall be entitled to three Demand Registrations. The Company will pay all Registration Expenses in connection with such Demand Registrations.

                  1.3 Effective Registration Statement . A registration requested pursuant to Section 1.1 of this Agreement shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has been declared effective by the Commission, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, and, as a result thereof, all of the Registrable Securities covered thereby have not been sold, (iii) if the Registration Statement does not remain effective until 45 days after the commencement of the distribution by the holders of the Registrable Securities included in such Registration Statement, or (iv) if the conditions to the closing specified in the underwriting agreement entered into in connection with such registration are not satisfied by reason of a failure by, or inability of, the Company to satisfy any of such conditions, or the occurrence of an event outside the reasonable control of the relevant initiating Original Investors, or (v) if a request for withdrawal made by the initiating Original Investors pursuant to this Section 1.3 shall have been caused by, or made in response to, the material adverse effect of any event on the business, properties, condition (financial or otherwise), or operations of the Company. If a registration requested pursuant to this Article I is deemed not to have been effected as provided in this Section 1.3, then the Company shall continue to be obligated to effect the number of Demand Registrations set forth in Section 1.2 without giving effect to such requested registration. An Investor, other than an Original Investor initiating the Demand Registration, shall be permitted to withdraw all or any part of its Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration. One or more Original Investors initiating the Demand Registration shall be permitted to withdraw all or any part of their Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration; provided that if such withdrawal results in the Minimum Dollar Amount not being satisfied and the offering being abandoned, concurrently with such withdrawal such withdrawing initiating Original Investor (or Original Investors) shall pay or reimburse the Company for such Original Investor's pro rata share (based upon the number of Registrable Securities proposed to be included in such Demand Registration by such Original Investor, or Original Investors, as a


                                       4
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percentage of all Registrable Securities proposed to be included in such Demand
Registration) of all fees and expenses (including counsel fees and expenses) incurred by it and the Company prior to such withdrawal.

                  1.4 Priority on Demand Registrations. If the Company includes in any underwritten Demand Registration any securities which are not Registrable Securities and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other shares of Common Stock proposed to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering, the Company will include in such registration (i) first, the number of Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, by the Investors, (ii) second, that number of other shares of Common Stock proposed to be included in such registration by Cantor Fitzgerald Securities and its Affiliates, and their successors and assigns (the "Priority Piggyback Registration Holders"), and (iii) third, that number of other shares of Common Stock proposed to be included in such registration, pro rata among any other holders exercising their respective piggyback registration rights thereof based upon the total number of shares which such holders propose to include in such registration.

                  1.5 Selection of Underwriter. The Company shall select one or more nationally recognized firms of investment bankers to act as the lead managing Underwriter or Underwriters in connection with the offering of Registrable Securities pursuant to a Demand Registration and shall select any additional investment bankers and managers to be used in connection with the offering.

                  1.6 Limitations, Conditions and Qualifications to
Obligations for a Demand Registration. The Company shall be entitled to postpone, for a reasonable period of time (but not exceeding 90 days during any fiscal year of the Company), the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 1.1 if the Board of Directors of the Company determines, in its good faith judgment, that such registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to Section 1.1 written notice of such determination, containing an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, holders of Registrable Securities requesting the Demand Registration pursuant to Section 1.1 shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 1.1 hereof.

                                   ARTICLE II
                              SHELF REGISTRATIONS

                   2.1 Shelf Registration.

                       (a) Promptly (and in any event within two Business Days) after each Annual Transaction Revenue Statement becomes final and until the Perpetual Trigger Date, the


                                       5
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Company shall notify the EIP Members of their right to request the Company to file a "shelf" Registration Statement (the "Term Shelf Registration") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor rule) under the Securities Act covering all of the Registrable Securities the Investors are then entitled to sell. Promptly (and in any event within 15 Business Days) after an EIP Member's request to the Company to file a Term Shelf Registration (which request shall be received by the Company within 10 Business Days after delivery of its notice), the Company will file a Term Shelf Registration covering all of the Registrable Securities the Investors are then entitled to sell (unless an Investor instructs the Company not to so include its Registrable Securities) and other securities which the Company has been so requested to register by Other Holders. The Company shall keep each such Term Shelf Registration continuously effective for a period (each, a "Term Target Effective Period") of at least 90 days following the date on which such Shelf Registration is declared effective (or such shorter period which shall terminate when all Registrable Securities covered by such Term Shelf Registration have been sold or withdrawn, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable, or such longer period as provided by paragraph (i) of
Article V or as the Company may, in its sole discretion, determine (and in such event the Company shall promptly give notice of any such extension of the Term Target Effective Period to all Investors or Other Holders owning securities covered by such Term Shelf Registration)).

                       (b) From and after the date that the LLC has distributed to the EIP Members Preferred Stock convertible into Warrants exercisable for the purchase in the aggregate of at least 2.5 million Shares (the "Minimum Share Amount") (if the number of Shares is adjusted by reason of an anti-dilution adjustment under Section 3 of the Warrants, the Minimum Share Amount shall be proportionately adjusted) in accordance with the terms and provisions of the LLC Agreement (and the Minimum Share Amount is then held by the EIP Members or their permitted assigns in the aggregate, i.e., securities that have been sold or otherwise transferred by the EIP Members shall be excluded from such calculation) (the "Perpetual Trigger Date"), the Company will promptly file (and in any event within 15 business days after the Perpetual Trigger Date) a "shelf" Registration Statement (a "Perpetual Shelf Registration" and together with the Term Shelf Registration, the "Shelf Registration") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor rule) under the Securities Act covering all of the Registrable Securities then eligible to be included in such Shelf Registration and other securities which the Company has been so requested to register by Other Holders. After the filing of the first Perpetual Shelf Registration, the Company shall file additional Perpetual Shelf Registrations upon the request of an EIP Member to cover Registrable Securities which were not eligible for inclusion in previously filed Perpetual Shelf Registrations. The Company shall keep each such Perpetual Shelf Registration continuously effective (the "Perpetual Target Effective Period") until the earlier of (i) all Registrable Securities covered by such Perpetual Shelf Registration have been sold or withdrawn, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable, or (ii) all Registrable Securities covered by such Shelf Registration may then be sold by the holders without registration under the Securities Act, pursuant to the exemption provided by (x) Rule 144(k) under the Securities Act, as such rule may be amended from time to time, or (y) any similar rule or regulation hereafter adopted by the Commission.

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

                       (c) The Company shall not be required to effect any Shelf Registration if all of the Registrable Securities eligible to be included in such Shelf Registration may then be sold by the holders without registration under the Securities Act, pursuant to the exemption provided by (i) Rule 144(k) under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

                       (d) Each stockholder whose securities are covered by any Shelf Registration shall provide such information as the Company may reasonably request, including information regarding the distribution of such securities, which may include an underwritten public offering subject to the limitations on Minimum Dollar Amount, number of Demand Registrations, and the Company's rights under Sections 1.5 and 1.6 contained in Article I.

                  2.2 Expenses. The Company will pay all Registration Expenses in connection with a Shelf Registration.

                  2.3 Effective Registration Statement. A registration requested pursuant to Section 2.1 of this Agreement shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has been declared effective by the Commission, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, and, as a result thereof, all of the Registrable Securities covered thereby have not been sold, or (iii) if the Registration Statement does not remain effective for the Term Target Effective Period (as the same may be shortened in accordance with Section 2.1 above or lengthened in accordance with
Article V) or the Perpetual Target Effective Period, as applicable. An Investor, or Investors, shall be permitted to withdraw all or any part of its Registrable Securities from a Shelf Registration at any time prior to the effective date of such Shelf Registration.

                  2.4 Limitations, Conditions and Qualifications to
Obligations for a Shelf Registration. The Company shall be entitled to postpone, for a reasonable period of time (but not exceeding 90 days during any fiscal year of the Company), the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2.1 if the Board of Directors of the Company determines, in its good faith judgment, that such registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates and promptly gives the Investors written notice of such determination, containing an approximation of the anticipated delay.

                                   ARTICLE III
                            PIGGYBACK REGISTRATIONS

                  3.1 Right to Piggyback. From and after the date which is 12 months from the date of this Agreement, whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration effected in connection with a Company stock option or other employee benefit plan (such as a Registration Statement on Form S-8), a registration effected in connection with the conversion of debt securities, or a registration effected solely in connection with an acquisition (such as a Registration Statement on Form S-4))

(a "Piggyback Registration"), the Company will give notice (the "Notice") to all Investors of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein, subject to the provisions of Section 3.3 and 3.4 hereof. Such requests for inclusion shall be in writing and delivered to the Company within 20 days after the Investor's receipt of the Notice and shall specify the number of Registrable Securities intended to be disposed of and the intended method of distribution thereof. The Company shall use its reasonable commercial efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof; provided, however that such efforts shall not require causing the underwriters to include Registrable Securities to the extent that such inclusion is expected to adversely affect the market for, or the ability of the Company or such other initiating security holder to sell, the securities proposed to be included by them. Any holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 3.1 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggyback Registration at any time prior to the time it becomes effective. The Company is not required to include in a registration any Registrable Securities which the holder is not then entitled to offer to sell thereunder whether by contractual restriction or by law.

                  3.2 Piggyback Expenses. The Registration Expenses of the Investors will be paid by the Company in all Piggyback Registrations

                  3.3 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, that number of other shares of Common Stock proposed to be included in such registration by the Priority Piggyback Registration Holders and (iii) third, that number of other shares of Common Stock proposed to be included in such registration, pro rata among any other holders (including the Investors) exercising their respective piggyback registration rights thereof based upon the total number of shares which such holders (including the Investors) propose to include in such registration.

                  3.4 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders (other than the Investors) of the Company's equity securities, and the managing underwriters advise the Company that in their opinion the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the number of shares of Common Stock requested to be included by the holders exercising their demand registration rights, and (ii) second, that number of other shares of Common Stock proposed to be included in such registration, pro rata among any other holders (including the Investors) exercising their respective piggyback registration rights thereof based upon the total number of shares which such holders (including the Investors) propose to include in such registration.

                                   ARTICLE IV
                              HOLDBACK AGREEMENTS

                  In the event the Company or another holder of the Company's stock proposes to enter into an underwritten public offering, each holder of Registrable Securities agrees to enter into a customary agreement with the managing underwriters not to effect any sale or distribution of equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities, during the period beginning on the date of such offering and extending for up to 90 days if so requested by the Company and the Underwriters; provided that such holders shall not be so obligated unless the Company and each of its Affiliates and each other selling stockholder participating in such offering enter into the same or comparable lock-up agreement for the same period and further shall not be so obligated if such holder then owns less than 5% of the outstanding Class A Common Stock.

                                    ARTICLE V
                            REGISTRATION PROCEDURES

                  Whenever holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or when the Company is obligated to file a Shelf Registration in accordance with Article II, the Company will use reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will:

                  (a) use reasonable best efforts to prepare and file with the Commission a Registration Statement with respect to such Registrable Securities as soon as practicably thereafter and, in the case of a Demand Registration within 60 days (subject to a postponement pursuant to Section 1.6) of the request for a Demand Registration, or in the case of a Shelf Registration, within the period specified in Article II, and use all reasonable efforts to cause such Registration Statement to become and remain effective for the periods specified in Article I and II, respectively; provided, that as promptly as practicable before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will (i) furnish to the Selling Holders copies of all such documents proposed to be filed and (ii) notify each Selling Holder of Registrable Securities covered by such Registration Statement of (x) any request by the Commission to amend such Registration Statement or amend or supplement any Prospectus, or (y) any stop order issued or threatened by the Commission, and take all reasonable actions required to prevent the entry of such stop order or to promptly remove it if entered; and provided further that the Company shall not be required to keep such Registration Statement effective for more than (i) 45 days in the case of a Piggyback Registration or a Demand Registration (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) or (ii) the Term Target Effective Period or the Perpetual Target Effective Period, in the case of a Shelf Registration (as

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the same may be shortened in accordance with Section 2.1 above or lengthened in accordance with paragraph (i) below of this Article V).

                  (b) (i) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                  (c) promptly furnish to each Selling Holder, without charge, such number of conformed copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

                  (d) use all reasonable efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions in the United States in which a registration or qualification is required as any Selling Holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided, however, that the Company will not be required to
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (e) promptly notify each Selling Holder, at a time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event known to the Company as a result of which the Prospectus included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any such Selling Holder, the Company will prepare and furnish such Selling Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (f) make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter, all applicable, non-confidential due diligence documents of the Company which are requested, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement to enable them to conduct a reasonable investigation within the meaning of the Securities Act, including a customary accountant's "comfort" letter and opinion of counsel to the Company;

                  (g) subject to other provisions hereof, use all reasonable best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities or self-regulatory organizations as may be necessary to enable the Selling Holders thereof to consummate the disposition of such Registrable Securities;

                  (h) promptly notify the Selling Holders of the issuance of any stop order by the Commission or the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws, and use every reasonable effort to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus; and

                  (i) promptly notify the Selling Holders of the occurrence of any pending material merger, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates which makes it imprudent for the Company to be in registration, as determined in the good faith judgment of the Company (a "Black-Out Period"). The Black-Out Period together with periods during which a Selling Holder cannot sell its Registrable Securities as a result of paragraph (e) above of this Article V shall not exceed 90 days during any fiscal year of the Company. If the Company imposes Black-Out Periods that, either individually or in the aggregate together with (A) any other periods during which a Selling Holder could not sell its Registrable Securities as a result of paragraph (e) above of this Article V and (B) any postponements of the filing of a Registration Statement pursuant to Section 1.6 or 2.4 (as the case may be), exceeds 90 days during any fiscal year of the Company (the number of days by which such period exceeds 90 days is referred to as the "Excess Delay Period"), then (x) the Term Target Effective Period shall be extended by the length of any Black-Out Period affecting such Term Shelf Registration, as well as any other periods during the Term Target Effective Period which a Selling Holder could not sell its Registrable Securities under such Term Shelf Registration as a result of paragraph (e) above of this Article V and (y) in addition, the Term Target Effective Period shall be extended by a period equal to the Excess Delay Period.

                  (j) make generally available an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12- month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

                  (k) in connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter or underwriters for the offering or the Selling

Holders, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows";

                  (l) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                  (m) use reasonable best efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

                  (n) otherwise comply with all applicable rules and regulations of the Commission.

                  The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or any regulatory authority. The Company may exclude from such Registration Statement any holder who fails to provide such information.

                  Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (a), (e), (h) or (i) above of this Article V, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (a) or (e) above of this Article V, or in the case of a Black-Out Period until the Company notifies the Selling Holders that the period has ended, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

                                   ARTICLE VI
                             REGISTRATION EXPENSES

                  6.1 Registration Expenses. All registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws, printing expenses, listing fees for securities to be registered on a national securities exchange or The Nasdaq Stock Market and all independent certified public accountants, underwriters (excluding discounts and commissions), fees and expenses of counsel to the Company and other Persons retained by the Company, and up to $20,000 for legal fees and related expenses incurred on behalf of the Selling Holders for their retention of a single law firm in connection with the sale, or potential sale, of Registrable Securities in each Demand Registration, Shelf Registration and Piggyback Registration (all such expenses being herein called "Registration Expenses") will be borne by the Company as provided in Sections 1.2, 2.2 and 3.2 of this Agreement, but subject to the provisions of
Section 1.3 and 2.3 of this Agreement.

                  6.2 Holders' Expenses. The Company shall have no obligation to pay (i) any underwriting discounts or commissions attributable to the sale, or potential sale, of Registrable Securities, which expenses will be borne pro rata by all Selling Holders of Registrable Securities included in such registration; and (ii) any fees or expenses of counsel or others retained by the Selling Holders in connection with the sale, or potential sale, of Registrable Securities, except as provided in Section 6.1.

                                   ARTICLE VII
                        UNDERWRITTEN AND OTHER OFFERINGS

                  7.1 Underwriting Agreement. If requested by the underwriters for any underwritten offering involving the Registrable Securities, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory to the Company and to contain such representations and warranties by the Company and such other terms as are generally included in agreements of this type, including, without limitation, indemnities customarily included in such agreements. The holders of the Registrable Securities will cooperate in good faith with the Company in the negotiation of the underwriting agreement.

                  7.2 Obligations of Participants. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, escrow agreements and other documents required under the terms of such underwriting arrangements and consistent with the provisions of this Agreement. In addition, the Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the NASD. The Company may exclude from such Registration Statement any Holder who fails to provide such information.

                                  ARTICLE VIII
                                INDEMNIFICATION

                  8.1 Company's Indemnification Obligations. The Company agrees to indemnify and hold harmless each of the holders of any Registrable Securities covered by any Registration Statement referred to herein, its partners, officers, directors, employees and agents and each other Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act together with the partners, officers, directors, employees and agents of each controlling Person (collectively, the "Holder Indemnitees"), as follows:

                      (i) against any and all loss, liability, claim, damage or reasonable expense arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary Prospectus or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (ii) against any and all loss, liability, claim, damage and reasonable expense to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

                      (iii) against any and all reasonable expense incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such holder expressly for use in the preparation of any Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary Prospectus or Prospectus (or any amendment or supplement thereto); provided further, that (other than in connection with an underwritten offering) the Company will not be liable to any holder or any other Holder Indemnitee under the indemnity agreement in this Section 8.1 with respect to any preliminary Prospectus or the final Prospectus or the final Prospectus as amended or supplemented, as the case may be, to the extent that any such loss, liability, claim, damage or expense of such Holder Indemnitee results from the fact that such holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus or of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously and timely furnished copies thereof to such holder; and provided further, that the Company will not be liable to any holder or any other Holder Indemnitee under the indemnity agreement in this Section 8.1 to the extent that any such loss, liability, claim or expense arises out of or is based upon an untrue statement or omission in any Prospectus, even if an amended and corrected Prospectus is not furnished to such holder, but only to the extent that the holder, after being notified in writing by the Company pursuant to paragraph (e) of Article V hereof, continues to use such Prospectus and in such case and to the extent of, and with respect to, damages which arise after the holder receives such notice.

                  8.2 Holder's Indemnification Obligations. In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.1 of this Agreement) the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made about such holder in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such holder expressly for inclusion in such Registration Statement. The obligations of each holder pursuant to this Section 8.2 are to be several and not joint; provided that, with respect to each claim pursuant to this Section 8.2, each such holder's maximum liability under this Section 8.2 shall be limited to an amount equal to the net proceeds received by such holder (after deducting any underwriting discount) from the sale of Registrable Securities being sold pursuant to such Registration Statement or Prospectus by such holder.

                  8.3 Notices; Defense; Settlement. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 8.1 or Section 8.2 of this Agreement, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 8.1 or Section 8.2 of this Agreement except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in the reasonable opinion of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all the Selling Holders, selected by a majority of the Selling Holders or (ii) more than one counsel for the Company in connection with any one action or separate but similar or related actions, as applicable. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable opinion of counsel to any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit or proceeding), if such settlement, compromise or consent (i) does not include an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) requires anything from the indemnified party other than the payment of money damages which the indemnifying party has agreed to pay in full. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

                  8.4 Indemnity Provision. The Company and each holder of Registrable Securities requesting registration shall provide for the foregoing indemnity (with only such modifications as do not adversely affect the Holder Indemnities) in any underwriting agreement with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority.

                                   ARTICLE IX
                                   DEFINITIONS

                  9.1 Terms. As used in this Agreement, the following defined terms shall have the meanings set forth below:

         "Affiliate" means, with respect to any specified party, any other individual, partnership, corporation or other organization, whether incorporated or unincorporated, who, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified party. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a party, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "Annual Transaction Revenue Statement" shall have the meaning attributed to it in the LLC Agreement.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

         "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company and any securities into which the Class A Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of the Class A Common Stock.

         "Commission" means the U.S. Securities and Exchange Commission.

         "Common Stock" means the shares of Common Stock, regardless of designation, of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar or successor Federal statute then in effect, and any reference to a particular section thereof shall include a reference to the equivalent section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

         "LLC Agreement" shall mean the Limited Liability Company Agreement of the LLC.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Prospectus" means the Prospectus included in any Registration Statement (including without limitation, a Prospectus that disclosed information previously omitted from a Prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any Prospectus supplement, with respect to the terms of the offering of any portion of the securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "Public Float" means the aggregate market value of the Class A Common Stock held by non-Affiliates of the Company based on the average closing price of the Class A Common Stock on The Nasdaq Stock Market, or such other exchange on which the Class A Common Stock shall then be traded, for the 10 trading days immediately preceding a request for a Demand Registration.

         "Registrable Securities" means (i) the Shares, and (ii) any securities issued or received in respect of, or in exchange or in substitution for any of the foregoing, including, but not limited to, those arising from a stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation/sale of assets or other exchange of securities. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they (w) have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(x) may be sold pursuant to Rule 144 under the Securities Act without volume or manner of sale limitation (or any similar provisions then in force), (y) have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend and not subject to any stop order and such securities may be publicly resold by the Person receiving such certificate without complying with the registration requirements of the Securities Act, or (z) have ceased to be outstanding.

         "Registration Statement" means any Registration Statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to a comparable section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

         "Selling Holder" means each holder of Registrable Securities whose securities are covered by a Demand Registration, Shelf Registration or Piggyback Registration.

                  9.2 Defined Terms in Corresponding Sections . The following defined terms, when used in this Agreement, shall have the meaning ascribed to them in the corresponding Sections of this Agreement listed below:

"Agreement"       --                                        Preamble
"Company"         --                                        Preamble
"Demand Registration"     --                                Section 1.1
"EIP Members"     -                                         Preamble
"Excess Delay Period" -                                     Article V
"Holder Indemnitees"       -                                Section 8.1
"Investors"       --                                        Preamble
"Investors"       --                                        Preamble
"LLC Agreement"   -                                         Section 2.1
"Long-Form Registration"   --                               Section 1.1
"Minimum Dollar Amount"    -                                Section 1.1
"Minimum Share Amount"     -                                Section 2.1
"Notice" --                                                 Section 3.1
"Original Investors"       --                               Preamble
"Other Holders"   --                                        Section 1.1
"Piggyback Registration"   --                               Section 3.1
"Perpetual Target Effective Period" -                       Section 2.1
"Perpetual Trigger Date"   -                                Section 2.1
"Perpetual Shelf Registration"      -                       Section 2.1
"Preferred Stock" -                                         Recitals
"Priority Piggyback Registration Holders"   --              Section 1.4
"Registration Expenses"    --                               Section 6.1
"Term Target Effective Period"      -                       Section 2.1
"Term Trigger Date"        -                                Section 2.1
"Term Shelf Registration"  -                                Section 2.1
"Shares" --                                                 Recitals
"Shelf Registration"       -                                Section 2.1

"Short-Form Registration"           --                      Section 1.1
"Warrants"        --                                        Recitals


                                    ARTICLE X
                                  MISCELLANEOUS

                  10.1 Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or any holder of Registrable Securities, unless such modification, amendment or waiver is approved in writing by the Company and the Investors representing a majority of the Registrable Securities then outstanding; provided, however, that written consent of all Investors shall be required with respect to any changes that would be detrimental to the rights of an Investor disproportionately to such rights of the other Investors. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  10.2 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by pre-paid registered or certified mail, return receipt requested or mailed by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

                  If to the Company, to:

                           eSpeed, Inc.
                           One World Trade Center
                           103rd  Floor
                           New York, New York 10048
                           Telephone No.: (212) 938-5445
                           Facsimile No.: (212) 938-5000
                           Attn.: General Counsel

                  with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, New York  10174
                           Telephone No.: (212) 891-9221
                           Facsimile No.:  (212) 938-5000
                           Attn.: Richard A. Goldberg, Esq.

                  If to any Investor, to the address set forth on the signature page hereto.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10.3, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.3, be deemed given upon receipt of confirmation if given during normal business hours and otherwise one business day after receipt of confirmation, (iii) if delivered by mail in the manner described above to the address as provided in this Section 10.3, be deemed given on the earlier of the third full Business Day following the day of mailing or upon receipt, and (iv) if delivered by overnight courier to the address provided in this Section 10.3, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  10.3 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  10.4 Gender . Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

                  10.5 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  10.6 Governing Law; Forum; Process. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Delaware or any federal court sitting in the State of Delaware for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of Delaware or any federal court sitting in the State of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of a facsimile version of one or more signatures to this Agreement shall be deemed adequate delivery for purposes of this Agreement.

                  10.8 Binding Effect; Assignment; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Investors shall have the right to assign their rights hereunder in connection with any transfer of beneficial ownership of the Preferred Stock, Warrants or Shares, so long as the assignee executes a joinder agreement and becomes a party hereto. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                  10.9 Further Assurances. The parties shall, at their own cost and expense, execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intended purposes of this Agreement.

                                   ARTICLE XI
                               RULE 144 REPORTING

         The Company hereby agrees as follows:

                  (a) The Company shall use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act.

                  (b) The Company shall use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time while the Company is subject to such reporting requirements of the Exchange Act.

                  (c) The Company shall furnish to each holder of Registrable Securities forthwith upon a reasonable request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                  eSPEED, INC.

                                   By:  /s/ Frederick T. Varacchi
                                       -------------------------------
                                            Name:    Frederick T. Varacchi
                                            Title:   President

                                   EIP HOLDINGS, LLC

                                   By:  /s/ William C. Lawson
                                       -------------------------------
                                            Name:    William C. Lawson
                                            Title:   President

                                   WILLIAMS ENERGY MARKETING &
                                   TRADING COMPANY

                                   By:  /s/ William C. Lawson
                                       -------------------------------
                                            Name:    William C. Lawson
                                            Title:   Director

                                   CORAL ENERGY HOLDING, LP

                                   By:  /s/ David W. Sharp
                                       -------------------------------
                                            Name:    David W. Sharp
                                            Title:   Vice President

                                   KOCH ENERGY TRADING, INC.

                                   By:  /s/ Robert L. Smith Jr.
                                       ----------------------------------------
                                            Name:    Robert L. Smith Jr.
                                            Title:   Managing Director

                                   TXU ENERGY TRADING COMPANY

                                   By:  /s/ V. J. Horgan
                                       ----------------------------------------
                                            Name:    V. J. Horgan
                                            Title:   President

                                   DOMINION ENERGY EXCHANGE, INC.

                                   By:  /s/ James P. O'Hanlon
                                       -------------------------------
                                            Name:    James P. O'Hanlon
                                            Title:   President, Chief Operating
                                                     Officer